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                                                                     Exhibit 5.1

                         SIDLEY AUSTIN BROWN & WOOD LLP

  BEIJING                       BANK ONE PLAZA                  LOS ANGELES
   -----                    10 S. DEARBORN STREET                   -----
  BRUSSELS                  CHICAGO, ILLINOIS 60603               NEW YORK
   -----                    TELEPHONE 312 853 7000                  -----
  CHICAGO                   FACSIMILE 312 853 7036             SAN FRANCISCO
   -----                       www.sidley.com                       -----
   DALLAS                                                         SHANGHAI
   -----                        FOUNDED 1866                        -----
   GENEVA                                                         SINGAPORE
   -----                                                            -----
 HONG KONG                                                          TOKYO
   -----                                                            -----
   LONDON                                                      WASHINGTON, D.C.


                                 March 31, 2004


Merisant Company
10 South Riverside Plaza
Suite 850
Chicago, Illinois 60606

          Re:  $225,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE 2013
               ------------------------------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Merisant Company, a Delaware corporation (the "Company"), and the subsidiaries of the Company named therein as guarantors (the "Subsidiary Guarantors") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $225,000,000 principal amount of the Company's 9 1/2% Senior Subordinated Notes Due 2013 (the "Exchange Notes"), which are to be offered in exchange for an equivalent principal amount of the Company's outstanding 9 1/2% Senior Subordinated Notes Due 2013 (the "Outstanding Notes"), all as more fully described in the Registration Statement. The Exchange Notes will be issued under the Company's Indenture (the "Indenture") dated as of July 11, 2003, among the Company, the guarantors from time to time parties thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). Payment of the Exchange Notes will be guaranteed by the Subsidiary Guarantors pursuant to Article 11 of the Indenture (the "Guarantees").

     In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, including the Indenture and the form of the Exchange Notes. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.

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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

Merisant Company
March 31, 2004
Page 2


     Based on the foregoing, we are of the opinion that:

          1. The Company and each of the Subsidiary Guarantors is a corporation duly incorporated and validly existing under the laws of the state of Delaware.

          2. Assuming that the Indenture has been duly executed and delivered by the Trustee, the Exchange Notes will be legally issued and binding obligations of the Company (except (x) to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) inconsistency with or contravention of public policy with respect to any indemnification or contribution provision, and
     (y) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances) when: (A) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and (B) the Exchange Notes shall have been duly executed by the Company and authenticated by the Trustee or an authenticating agent as provided in the Indenture and shall have been duly delivered against surrender and cancellation or like principal amount of the Original Notes in the manner described in the Registration Statement.

          3. Assuming that the Indenture has been duly executed and delivered by the Trustee, the Guarantee of each such Subsidiary Guarantor will be legally issued and binding obligations of each such Guarantor (except (x) to the extent enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) inconsistency with or contravention of public policy with respect to any indemnification or contribution provision, and (y) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances) when: (A) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended and (B) the Exchange Notes shall have been duly executed by the Company and authenticated by the Trustee or an authenticating agent as provided in the Indenture and shall have been duly delivered against surrender and cancellation or like principal amount of the Original Notes in the manner described in the Registration Statement.

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SIDLEY AUSTIN BROWN & WOOD                                               CHICAGO

Merisant Company
March 31, 2004
Page 3


     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states and the District of Columbia to the exchange of the Exchange Notes as contemplated by the Registration Statement.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by
Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                             Very truly yours,